QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 26 July 2004.

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26091 (Commission File Number)	52-2135448 (I.R.S. Employer Identification No.)

110 Turnpike Road, Suite 203 Westborough, Massachusetts (Address of principal executive offices)	01581 (Zip Code)

(508) 871-7046
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	News Release of TC PipeLines, LP entitled "TC PipeLines, LP Announces 2004 Second Quarter Results" issued July 26, 2004.

Item 9. Regulation FD Disclosure

        On July 20, 2004, the D.C. Circuit Court of Appeals issued an opinion in BP West Coast Products, LLC v. FERC (the SFPP, L.P. matter) that reversed the Federal Energy Regulatory Commission's decision that provided for an income tax allowance in the rates for SFPP, L.P., a limited partnership. The D.C. Circuit remanded the case to FERC for the FERC's determination regarding the proper tax allowance. We have not fully analyzed the SFPP decision, and we do not know the scope, timing or outcome of any FERC proceeding(s) related to the remand. Northern Border Pipeline has advised us that they believe their specific circumstances are different from those of SFPP and many other pipeline partnerships, given their particular circumstances regarding their tariff, deferred income tax treatment, FERC orders and underlying agreements with shippers.

Item 12. Results of Operations and Financial Condition

On July 26, 2004, TC PipeLines, LP issued a news release announcing second quarter results for the period ended June 30, 2004. A copy of the news release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Item 12 of Form 8-K. Accordingly, the information in Item 12 of this report will not be incorporated by reference into any registration statement filed by TC PipeLines, LP under the Securities Act of 1933, as amended.

This Form 8-K includes forward-looking statements. Although TC PipeLines believes that these expectations are based on reasonable assumptions, we may not achieve such expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the effects of any regulatory proceedings based on the D.C. Circuit Court of Appeals opinion on pipeline partnerships.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
	By:	TC PipeLines GP, Inc., its general partner
Dated: July 26, 2004	By:	/s/ RUSSELL K. GIRLING Russell K. Girling Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	News Release of TC PipeLines, LP entitled "TC PipeLines, LP Announces 2004 Second Quarter Results", issued July 26, 2004.

QuickLinks

Signatures
Exhibit Index